Exhibit 99.1

Manuel Flores, Former State Banking and Medical Cannabis Regulator,

Joins Medbox Board of Directors

(LOS ANGELES, CA, November 2, 2015) – Medbox, Inc. (OTCQB: MDBX), a leading cannabis company focused on quality products, compliance, operational excellence and continuous innovation, today announced that Manuel Flores has been appointed to the company’s board of directors, increasing the size of the board to four members.

Flores, 43, brings to Medbox significant business and professional experience, including direct oversight of the development of the Illinois medical cannabis dispensary regulations. He also has worked closely with state regulators throughout the country to help shape policy on significant and emerging issues in complex regulated industries.

Currently a partner in the Banks and Financial Institutions Practice Group at the Chicago office of law firm Arnstein & Lehr LLP, Flores previously was Acting Secretary at the Illinois Department of Financial and Professional Regulation, where in addition to his involvement with the cannabis sector, he was recognized for streamlining the organization’s operations, increasing transparency, engaging with consumers and industry leaders and raising the agency’s national profile. Earlier in his career, he served as 1st Ward Alderman on the Chicago City Council. Flores also was a prosecutor in the Cook County State’s Attorney’s Office.

“I am pleased to be joining the Medbox board at a momentous time for the cannabis sector and at a positive inflection point for the company,” said Flores. “Medbox has made great pioneering strides attracting a talented operating team and positioning itself to become a leader in the cannabis industry. I look forward to being part of and contributing to the company’s momentum.”

Ambassador Ned L. Siegel, Medbox Chairman of the Board, said, “Manny Flores’ tremendous cannabis industry insight and experience on a national level is both timely and highly relevant to our company and our industry. We welcome him to our team and look forward to the guidance and contributions he will make in the next phase of our corporate growth and development.”

As part of his board role with Medbox, Flores becomes Chairman of the Audit Committee, and a member of the Compensation and Governance & Nominating Committees. Additional directors of Medbox include J. Mitchell Lowe, co-founder of Netflix and former Redbox President, and Jeff Goh, the company’s President and interim CEO.

About Medbox, Inc.

Medbox, Inc., a leader in the rapidly emerging cannabis sector, provides specialized services to operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved. Through trusted clients and affiliates, the company promotes efficient, consistent, high quality products that are priced right, readily available and safely packaged. For more information about the company or to explore partnership, please visit www.medbox.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements, including, but not limited to, contributions the new board member will make to the company’s corporate growth and development, are based on current beliefs and expectations and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the company’s control. In addition, certain forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties also include, but are not limited to, regulatory developments in the industry, as well as political and economic conditions present within the industry. For a more detailed description of the risk factors associated with the company, please refer to the company’s latest Annual Report on Form 10-K, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. The company does not assume any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made, unless required by law.

For more information, contact:

Janet Simmons

PondelWilkinson Inc.

310-279-5980

investor@pondel.com

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